UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Solo Cup Operating Corporation (“SCOC”), a subsidiary of the registrant, Solo Cup Company, entered into a Stock Purchase Agreement dated October 22, 2007 with Yugen Kaisha PC Rose, an affiliate of Phoenix Capital Co., Ltd. (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, Yugen Kaisha PC Rose (the “Buyer”), will acquire 100% of the capital stock of SCOC’s Japanese subsidiaries, Yugen Kaisha Solo Cup Asia-Pacific and Solo Cup Japan Co., Ltd. (“SCJ”), including all assets and liabilities for approximately $48 million subject to an adjustment for cash balances at closing. Included in the sale are SCJ’s manufacturing facilities in Fuji and Kumamoto, Japan and corporate office in Tokyo. The transaction is subject to certain closing conditions and is expected to close on November 12, 2007.

SCOC, upon the closing of the transaction, will also enter into a Distribution Agreement with the Buyer which provides for the sale of certain Solo branded products in Japan to the Buyer.

A copy of the press release has been included as Exhibit 99.1

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Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 25, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: October 26, 2007

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 25, 2007

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